Exhibit 33.1


                MANAGEMENT'S REPORT ON ASSESSMENT OF COMPLIANCE
                   WITH SEC REGULATION AB SERVICING CRITERIA

Management of NovaStar Mortgage, Inc., a Virginia corporation, (Servicer) provides this platform-level assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the following servicing criteria are applicable in regards to the following servicing platform for the following period as follows.

Platform: Publicly-issued (i.e. transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-related asset-backed securities issued on or after January 1, 2006 for which we served as the Servicer. The platform includes the following transactions:

                                                                  Date of PSA
                                                               -----------------
NovaStar Mortgage Funding Trust, Series 2006 - 1               April 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - MTA1            May 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 2               June 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 3               June 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 4               August 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 5               September 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 6               December 1, 2006

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except for the following criteria: 1122 (d) (3) (ii), (3) (iii),
(3) (iv), (4)(ii), and (4) (xv).

Third party classified as a vendor: With respect to servicing criteria 1122(d)
(4) (xi) and (xii) management engaged Proctor Financial Inc. (January 1 2006 to September 15, 2006) to perform activities required by these servicing criteria. The company's management has determined that this vendor is not considered a "servicer" as defined in Item 110(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to this vendor as permitted by ("Interpretation 17.06"). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

Period: January 1, 2006 to December 31, 2006.

With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:


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

      o The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

      o The Company has assessed compliance with the Applicable Servicing Criteria.

      o As of December 31, 2006 and for the Period, the Company was in material compliance with all Applicable Servicing Criteria with respect with the Platform taken as a whole, except as follows: certain monthly bank reconciliations were not prepared and reviewed timely, certain monthly bank reconciliations contained reconciling items that were not cleared timely, reassignment of loans within the Mortgage Electronic Registration System (MERS) was not performed and fidelity bond insurance coverage was not at the level required by the servicing agreements. Control activities related to these items have been implemented and individual instances of non compliance have been or are in the process of being corrected.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's assertion of compliance with the Applicable Servicing Criteria as of and for the Period.


BY: /s/ Christopher S. Miller
    -------------------------------------------------
    Christopher S. Miller
    Senior Vice President of Servicing


BY: /s/ Gregory S. Metz
    -------------------------------------------------
    Gregory S. Metz
    Senior Vice President and Chief Financial Officer

Date: March 9, 2007

                       REPORT ON ASSESSMENT OF COMPLIANCE

First American Real Estate Solutions of Texas, L.P.( the "Asserting Party") is responsible for assessing compliance as of December 31, 2006, and for the period from January 1,2006 through December 31, 2006 (the "Reporting Period") with the servicing criteria set forth in Title 17, Sections 229.1122
(d)(l)(iv), (d)(2)(v),(d)(2)(vi), (d)(2)(vii), (d)(4)(xi), (d)(4)(xii) and
(d)(4)(xiii) of the Code of Federal Regulations (the "CFR") applicable to the Asserting Party (the "Applicable Servicing Criteria"). The transactions covered by this report the asset-backed securities transactions that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform Transactions") for which the the Asserting Party served as the tax provider.

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that, except as set forth hereinbelow, the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2006, and for the Reporting Period with respect to the Platform Transactions taken as a whole.

The Asserting Party assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has identified a material instance of noncompliance with the servicing criterion set forth in Section 229.1122(d)(2)(vii)(B) of the CFR with respect to the Platform. Specifically, the Asserting Party did not prepare reconciliations for all asset-backed securities related bank accounts within 30 calendar days after the bank statement cut-off date or such number of days specified in the transaction agreements.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2006, and for the Reporting Period as set forth in this assertion.

FIRST AMERICAN REAL ESTATE SOLUTIONS OF TEXAS, LP.
By: First American Real Estate Solutions LLC
    General Partner


/s/ Lucy A. Przybyla
-------------------------------------
Lucy A. Przybyla
Senior Vice President
February 28, 2007

 REPORT ON ASSESSMENT OF COMPLIANCE WITH
                Section 1122(d)(2)(vi) and Section 1122(d)(4)(xi)
                       of REGULATION AB SERVICING CRITERIA

American Security Insurance Company, Standard Guaranty Insurance Company and Safeco Financial Institution Solutions, Inc. (affiliates of Assurant Inc., collectively the "Asserting Party") is responsible for assessing compliance as of December 31, 2006 and for the period from January 1, 2006 through December 31, 2006 (the "Reporting Period") with the servicing criteria set forth in Section ll22(d)(2)(vi), Section 1122(d)(4)(xi) and Section 1122(d)(4)(xii) of Title 17, Section 229.1122(d) of the Code of Federal Regulations, which the Asserting Party has concluded are applicable to the insurance escrow servicing activities it performs with respect to all mortgage loan-tracking transactions covered by this report. The transactions covered by this report include all mortgage loan-tracking transactions for which the Asserting Party served as a Vendor on behalf of Servicers for such asset-backed securities transactions that were registered after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform"). The scope of the Asserting Party assertions excludes Section 1122(d)(4)(xii) of Title 17,
Section 229.1122(d) of the Code of Federal Regulations, which relates to servicing activities that are performed by the Asserting Party with respect to the Platform, but are not reported on herein.

The Asserting Party has assessed its compliance with Section 1122(d)(2)(vi) and
Section 1122(d)(4)(xi) ("the Applicable Servicing Criteria") for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole. The Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the Applicable Servicing Criteria.

The Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period ending December 31, 2006 as set forth in this assertion.

American Security Insurance Company
Standard Guaranty Insurance Company
Safeco Financial Institution Solutions, Inc.


/s/ John Frobose
-------------------------------------
By: John Frobose
    Senior Vice President

Date: February 23, 2007